Exhibit 4.1
CERTIFICATE OF MEMBERSHIP UNITS

Membership
Number	Units

VICTORY RENEWABLE FUELS, LLC
A Limited Liability Company Organized Under the Laws of the State of Iowa

     THIS CERTIFIES THAT                                                                                  is/are the owner(s) of                                                                                                   UNITS (                      ) of the Membership Units of Victory Renewable Fuels, LLC, an Iowa limited liability company. Changes in the actual Membership Units held by the Members are reflected in the Certificate of Registration of the Company.
The Membership Units represented by this Certificate may not be transferred or assigned except in compliance with the Operating Agreement of the Company, a copy of which is available at the principal office of the Company.
IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized Chairman and Secretary as of this                      day of                                         , 20          .

Allen L. Blauwet, President	Lance Boer, Secretary

      FOR VALUE RECEIVED, ___ hereby sell, assign, and transfer unto                                                                                                                                     Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                   Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
     Dated                                         ,                     .
In Presence of

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS DOCUMENT MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.